UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 4, 2014

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 4, 2014, PDL BioPharma, Inc. (the Company) issued a press release specifying the adjustment of the conversion rates of its outstanding convertible notes as a result of the Company’s upcoming dividend payment on September 12, 2014. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statements

This filing, the press release and the Company’s statements herein and in the attached press release include and constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although we believe that the expectations reflected in the forward looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could impair the Company’s assets or business and limit the Company’s ability to pay dividends, purchase income generating assets and take other corporate actions are disclosed in the “Risk Factors” contained in the Company’s 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2014, as updated by subsequent quarterly reports. All forward looking statements are expressly qualified in their entirety by such factors. We do not undertake any duty to update any forward looking statement except as required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Peter S. Garcia
Peter S. Garcia
Vice President and Chief Financial Officer

Dated: September 4, 2014

Exhibit Index

Exhibit No.	Description
99.1	Press Release